UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                          		FORM 8-K

                       	  CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): March 31, 2000

                                 SurgiLight, Inc.
               (Exact name of Registrant as specified in charter)



           Delaware                 0-24897        35-1990562
   (State or other jurisdiction    (Commission     (I.R.S. Employer
       of incorporation)           File Number)    Identification No.)

                 12001 Science Dr. Suite 140, Orlando, FL 32826
 			   (Address of principal executive offices)
                                (Zip code)

      Registrant's telephone number, with area code (407) 482-4555


























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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

Not applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5.  OTHER EVENT.

On March 28, 2000, the Company announced the hiring of a new part-time Chief Financial Officer and the appointment of two new Members of its Board of Directors. Ms. Deborah Adkins was hired as the new part-time Chief Financial Officer. Ms Adkins Ms. Atkins served as Vice President and Controller of Recoton Corporation from 1989 to 1998. Recoton Corporation (Nasdaq:RCOT) is a developer and manufacturer of consumer electronic products for after market use and has revenues of over $600 million with international facilities in Canada, England, Germany, Italy, Hong-Kong, China and Japan. Ms. Adkins holds a Bachelors degree in Business Administration, a Master of Science in (MS degree) in Accounting from the University of Central Florida (Orlando, FL). She is a licensed Certified Public Accountant (CPA) in the State of Florida and has more than twenty years experience in financial analysis, SEC reporting, merger and acquisitions and banking relationships.

The Company also announced that it has appointed Lee Chow, Ph.D., and Robert Meherg to its Board of Directors. Dr. Chow is currently a professor at the University of Central Florida. He obtained his Ph.D. is Physics from Clark University in 1981. He has served as the President of the Chinese-American Association of Central Florida (1985-1986), Chinese-American Scholar Association of Florida (1997-
1998). He is currently serving on the Committee of Radiation and Safety at UCF. Dr. Chow also served as a technical consultant for KEI, Inc., Quantum Nuclearic, Inc., and served on the Board of Directors of LaserSight, Inc., (Nasdaq:LASE) from 1991 to 1992. Dr. Chow has published more than 50 papers in professional referred research journals. Robert Meherg is a Certified Public Accountant
(CPA), retired partner of the international Public Accounting Firm, Ernst and Young. Over his career, Mr. Meherg has been an advisor to many Fortune 500 Companies, including The Coca Cola Company, Fuqua Industries, Life Insurance Company of Georgia, Capital Holding Company, Harris Corporation and Sun Bank. Mr. Meherg presently serves as Chairman and CEO of Commonwealth Physicians, Inc. and he is on the Board of Directors of ABC liquors. Mr. Meherg graduated from the University of Alabama with a Bachelors of Science (BS) and a Master of Science (MS) in Accounting.

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On December 28, 1999, the Company held a special board meeting to determine the direction and focus of the company. The meeting was called to order by J.T. Lin, Ph.D., President, CEO and Chairman of the Board of Directors at the corporate headquarters, 7055 University Boulevard, Winter Park, Florida.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

Not applicable

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date: January 31, 2000

                                     SurgiLight, Inc.


                                     By: /s/J.T. Lin
                                   --------------------------------
                                    J.T. Lin, President and CEO
                                    Chairman of Board Directors


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